Exhibit 99


                                    CONTACT:
                                    Dennis Milewski,  (860) 722-5313


FOR IMMEDIATE RELEASE


                HSB GROUP, INC. ELECTS RICHARD H. BOOTH CHAIRMAN

HARTFORD, Conn., March 6, 2000 -- HSB Group, Inc. (NYSE-HSB) announced today that Richard H. Booth, president and chief executive officer, has been elected chairman of the board effective March 3rd. He succeeds Gordon W. Kreh.

Mr. Booth, a member of HSB Group's Board of Directors since July 1996, became president and chief executive officer on January 1, 2000 following Mr. Kreh's announcement of his intention to retire.

"Under Gordon's leadership, HSB strengthened its skills and capital structure, became more flexible and responsive to customers and devised innovative growth strategies," said Mr. Booth. "We are grateful to Gordon for his many contributions over his thirty-year career and his assistance most recently in assuring a smooth management transition."

HSB Group, Inc., the parent company of The Hartford Steam Boiler Inspection and Insurance Company, is a global provider of specialty insurance products, engineering services and management consulting. The Hartford Steam Boiler Inspection and


Insurance Company was founded in 1866 to provide loss prevention service and insurance to businesses, industries and institutions. For more information about HSB, visit its web site at www.hsb.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by the company, may cause the company's actual results and performance to differ materially. Investors and prospective investors should read this news release in conjunction with the company's most recent Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission.